Exhibit 1.1

9,090,909 Shares of Common Stock

and

Warrants to Purchase 8,181,818 Shares of Common Stock

AMERICAN SUPERCONDUCTOR CORPORATION

UNDERWRITING AGREEMENT

November 7, 2014

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

1. INTRODUCTORY. American Superconductor Corporation, a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), for whom Cowen and Company, LLC is acting as representative (the “Representative”), an aggregate of 9,090,909 units (the “Units”) consisting of (i) one share (each, a “Share”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) 0.9 of a warrant (each, a “Warrant”). The Units represent an aggregate of 9,090,909 Shares and Warrants to purchase up to an aggregate of 8,181,818 shares of Common Stock. Each whole Warrant will entitle the holder the purchase one share of our Common Stock. The Units and, where applicable, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are collectively called the “Securities.” The Shares, Warrants and Warrant Shares are described in the Prospectus which is referred to below. The Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately, but will be purchased together in the offering. The terms of the Warrants are set forth in the form of Warrant Agreement attached as Exhibit A hereto.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Registration Statement. A registration statement of the Company on Form S-3 (File No. 333-198851) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations. The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a

“Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective and, if later, the date the annual report of the last completed fiscal year of the Company on Form 10-K was filed. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, if any, all considered together (collectively, the “General Disclosure Package”), nor (ii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:00 A.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the most recent Preliminary Prospectus relating to the Stock, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations that is identified on Schedule B to this Agreement.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) Registration Statement and Prospectus Contents. At the respective times the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) as may be otherwise noted therein, (ii) in the case of unaudited interim financial statements, to the extent that they may not include footnotes required by GAAP or may be condensed or summary statements and (iii) for such adjustments which will not be material, either individually or in the aggregate) during the periods involved; the other financial data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (including the exhibits thereto and documents incorporated by reference therein), the General Disclosure Package, and the Prospectus which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus (including exhibits thereto and documents incorporated by reference therein); and all disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.;

(j) Organization. The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary”, collectively, the “Subsidiaries”), are duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and the Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(k) Subsidiaries. As of the date hereof, the Company’s only Subsidiaries are set forth on Schedule E. Except as set forth in the General Disclosure Package, the Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(l) No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(m) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package, there has not been (i) any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, properties, management, condition (financial or otherwise), results of operations, or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional options or awards under the Company’s existing stock option plans, stock incentive plans or stock purchase plan (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) any repurchases of capital stock of the Company, (D) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (E) otherwise publicly announced) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the General Disclosure Package (including any document deemed incorporated by reference therein).

(o) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the General Disclosure Package, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Pricing Prospectus and such authorized capital stock conforms to the description thereof set forth in the General Disclosure Package and the Prospectus. The description of the Common Stock in the Registration Statement, General Disclosure Package and the Prospectus is complete and accurate in all material respects. As of the date referred to therein, and except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(p) Authorization; Enforceability. The Company has corporate power and authority to enter into this Agreement and the warrant agreement governing the Warrants (the “Warrant Agreement”), to be dated as of the Closing Date and entered into by and between the Company and American Stock Transfer & Trust Company (the “Warrant Agent”), and perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company; the Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Warrant Agent, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(q) Authorization of Shares and Warrant Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrant Agreement, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will confirm to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) No Consents Required; FINRA. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement and the Warrant Agreement, and the issuance and sale by the Company of the Securities as contemplated hereby and thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange, including any notices that may be required by Exchange, in connection with the issuance and sale of the Securities or the consummation of the transactions as contemplated by this Agreement and the Warrant Agreement. In accordance with FINRA Conduct Rule 5110(b)(7)(C)(i), the Securities have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(s) No Preferential Rights. Except as provided for in this Agreement and the Warrant Agreement, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options or award that may be granted from time to time under the Company’s stock option plans, stock incentive plans or stock purchase plan), (ii) no Person has any preemptive rights or rights of first refusal (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or otherwise that has not been waived by such Person.

(t) Independent Public Accountants. PricewaterhouseCoopers LLP (the “Predecessor Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). McGladrey LLP (together with the Predecessor Accountant the “Accountants”), are independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, with due inquiry, neither of the Accountants are in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(u) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Registration Statement, General Disclosure Package, and the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(v) No Litigation. Except as set forth in the General Disclosure Package, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings or, to the Company’s knowledge, investigations that are required under the Securities Act to be described in the Registration Statement, General Disclosure Package, or the Prospectus that are not so described, including any document incorporated by reference; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(w) Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y) Certain Market Activities. Neither the Company, nor any Subsidiary, nor to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z) Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(aa) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(bb) Title to Real and Personal Property. The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement, the General Disclosure Package or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement, General Disclosure Package or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) Intellectual Property. Except as set forth in the General Disclosure Package, (i) to the Company’s knowledge, the Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; (iii) there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information; (iv) to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary; and (v) the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision would result in a Material Adverse Effect.

(dd) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance in with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the General Disclosure Package). Since the date of the latest audited financial statements of the Company included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the General Disclosure Package). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

(ff) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(gg) Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), since January 1, 2010 through the date of the latest meeting and action (other than such meetings which have occurred subsequent to July 30, 2014, a summary of which actions taken thereat of which has been communicated to the Underwriters and counsel for the Underwriters), and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(hh) Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ii) Broker’s Fees. Except pursuant to this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement or the Warrant Agreement (other than fees and/or commissions paid or payable to the Warrant Agent for performing services as warrant agent), or the General Disclosure Package or the Prospectus.

(jj) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(kk) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(ll) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(mm) Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(oo) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies of similar size engaged in similar businesses in similar industries.

(qq) No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Registration Statement, General Disclosure Package or the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(rr) No Conflicts. Neither the execution of this Agreement and the Warrant Agreement, nor the issuance and sale of the Securities by the Company, nor the consummation of any of the transactions contemplated hereby and thereby, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(ss) PFIC. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966, and the Company is not likely to become a PFIC.

(tt) OFAC.

(i) The Company represents that, neither the Company nor any Subsidiary (collectively, the “Entity”) or to the Company’s knowledge any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (uu), “Person”) that is, or is owned or controlled by a Person that is:

(a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, knowingly use the proceeds of the offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Shares and Warrants set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price to be paid by the Underwriters to the Company for the Units will be $1.034 per Unit (the “Purchase Price”).

The Company will deliver the Shares and Warrants to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on November 12, 2014, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Shares and Warrants may be varied by agreement the Company and the Representative.

The several Underwriters propose to offer the Units for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Delivery of Copies. Upon request of the Representative, to the extent not available on EDGAR, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) Earnings Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(i) Blue Sky Compliance. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares and Warrants for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares and Warrants in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(k) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”) the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the

Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; and (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Representative), except that such extension will not apply if (x) the Common Stock is an “actively traded security” (as defined in Regulation M), (y) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (z) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by any of the Underwriters, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period, subject to the Representative’s agreement to hold such information in confidence prior to public disclosure of the same. In addition, The Company will cause each person and entity listed in Schedule D to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit I hereto.

(l) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares and Warrants under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(n) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Shares and Warrants, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares and Warrants, or attempt to induce any person to purchase any Shares and Warrants; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares and Warrants.

(o) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Shares and Warrant Shares.

(p) Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q) Exchange Listing. To use its reasonable best efforts to list for quotation the Shares and Warrant Shares on the Exchange.

(r) Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the reasonable and documented fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(k) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) the fees, disbursements and expenses of counsel to the Underwriters; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(s) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(t) No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(u) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(v) Opinion and 10b-5 Statement of Counsel for the Company. Latham & Watkins LLP shall have furnished to the Representative such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, substantially in form and substance as set forth in Exhibit II hereto.

(w) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received from LeClairRyan, A Professional Corporation, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(x) Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of McGladrey LLP and PricewaterhouseCooper LLP, respectively, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(y) Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from each of McGladrey LLP and PricewaterhouseCoopers LLP, respectively, addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(z) Officer’s Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(aa) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than stock option and warrant exercises and stock repurchases in the ordinary course of business and repayments of existing indebtedness), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(bb) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(cc) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(dd) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(ee) Exchange Listing. The Exchange shall have approved the Stock for listing therein, subject only to official notice of issuance.

(ff) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(gg) Lock Up Agreements. The Representative shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors of the Company listed in Schedule D to this Agreement.

(hh) Warrant Agreement. The Representative shall have received copies, duly executed by the Company and the Warrant Agent, of the Warrant Agreement.

(ii) Secretary’s Certificate. The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(jj) Chief Financial Officer Certificate. The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(kk) ATM Agreement. The Company shall have irrevocably terminated its At Market Issuance Sales Agreement with MLV & Co. LLC dated November 15, 2013.

(ll) Additional Document. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d)

of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representative in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(i), 6(j), 6(k), or 6(l) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Securities hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to American Superconductor Corporation, 64 Jackson Road, Devens, MA 01434, Attention: David Henry, email David.Henry@amsc.com; with a copy to John Samia, e-mail John.Samia@amsc.com provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third, fourth, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting.”

18. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Executive Vice President and Chief
Financial Officer

Accepted as of the date first above written:

COWEN AND COMPANY, LLC

Acting on its own behalf and as Representative of several Underwriters listed on Schedule A to this Agreement.

By:	COWEN AND COMPANY, LLC

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Managing Director

SCHEDULE A

Name	Number of Units to be Purchased
Cowen and Company, LLC	8,636,364
MLV & Co. LLC	454,545

Total	9,090,909

SCHEDULE B

Issuer Free Writing Prospectuses

None.

SCHEDULE C

Pricing Information

Shares to be Sold: 9,090,909 shares

Warrants to be Sold: 8,181,818 warrants

Offering Price: $1.10 per Unit

Underwriting Discounts and Commissions: 6.0%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $9,400,000

Exercise Price of the Warrants: $1.10 per share

Warrant Term: 5 years

SCHEDULE D

List of officers, directors, stockholders, optionholders and warrantholders subject to Section 4(k).

Vikram S. Budhraja

Richard Drouin

David Henry

Pamela F. Lenehan

James F. Maguire

Daniel P. McGahn

David R. Oliver, Jr.

John B. Vander Sande

John W. Wood, Jr.

SCHEDULE E

AMSC Austria GmbH

ASC Devens LLC

Superconductivity, Inc.

Suzhou AMSC Super Conductor Co., Ltd.

Exhibit A

Form of Warrant Agreement

WARRANT AGREEMENT

WARRANT AGREEMENT made as of November [—], 2014, between American Superconductor Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“Warrant Agent”).

WHEREAS, the Company has sold units (“Units”), each consisting of one share of common stock (“Common Stock”) of the Company and 0.9 of a warrant, each whole warrant evidencing the right of the holder thereof to purchase one share of Common Stock for $1.10, subject to adjustment as described herein (the “Warrants”), pursuant to an Underwriting Agreement between the Company and Cowen and Company, LLC, as Representative of the Underwriters (the “Underwriting Agreement”), dated November 7, 2014; and

WHEREAS, the Units and the shares issuable upon exercise of the Warrants (“Warrant Shares”) were issued by the Company in a public offering pursuant to an effective shelf registration statement on Form S-3, Registration No. 333-198851 (“Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Act”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2. Warrant.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto (the “Form of Warrant Certificate”), the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer or Chief Financial Officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. [Reserved.]

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrants may be represented by definitive warrant certificates in physical form (“Definitive Warrant Certificates”) or by one or more book-entry warrant certificates (“Book-Entry Warrant Certificates”) deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A, the terms of which are incorporated into the Book-Entry Warrant Certificates and any Warrant statement relating thereto. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (each such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration.

If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Company does not make alternative arrangements for book-entry settlement, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository Definitive Warrant Certificates in physical form evidencing such Warrants.

2.3.2. Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in a Warrant evidenced by (a) a Book-Entry Warrant Certificate is recorded in the records maintained by (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by a Participant; or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration or (b) a Definitive Warrant Certificate is recorded in the book-entry records of the Warrant Agent. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.3.3. Detachability of Warrants. The securities comprising the Units will be issued separately and will be separately transferable immediately upon issuance.

2.3.4. Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form if so specified by the Company.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price per whole share stated therein, subject to the adjustments provided in Sections 1, 2 and 3 of the Form of Warrant Certificate.

3.2. Duration of Warrants. A Warrant may be exercised only during the period commencing on the Exercisability Date and terminating at 5:00 P.M., New York time on the Expiration Date. Each Warrant not exercised on or before 5:00 P.M., New York time on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease immediately after 5:00 P.M., New York time on the Expiration Date.

3.3. Manner and Exercise and Issuance of Shares. Except as provided for in Section 3.4, Warrants may be exercised in the manner set forth in Section 1 of the Form of Warrant Certificate, in accordance with the terms and limitations set forth therein. Upon any such exercise, the Warrant Shares shall be issued in the manner set forth in Section 1 of the Form of Warrant Certificate, and subject to the restrictions set forth therein, which terms are hereby incorporated into the terms of the Book-Entry Warrant Certificates (and any Warrant statement relating thereto).

3.4. Exercise of Warrants with Warrant Agent. Notwithstanding Section 3.3, so long as the Warrant Agent maintains the Warrant Register, Warrants shall be exercised in the following manner:

3.4.1. Exercise and Payment. A Registered Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day after the Exercisability Date but not after 5:00 P.M., New York time on the Expiration Date (the “Exercise Date”) to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised free on the records of the Depository (the “Book-Entry Warrants”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an Exercise Notice, properly completed and executed by the Registered Holder substantially in the form attached as Exhibit A to the Form of Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures, and (iii), except as provided in Section 3.4.6, the Aggregate Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. In the event of a “cashless exercise,” as provided in Section 3.4.6, the Definitive Warrant Certificate or Book-Entry Warrants, the Exercise Notice, and the Aggregate Exercise Price must be delivered to the Company at the address specified in Section 7.2.

If any of (A) the Definitive Warrant Certificate or the Book-Entry Warrants, (B) the Exercise Notice, or (C) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., Eastern time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Registered Holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Registered Holder of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such advice to the Company in writing.

3.4.2. Issuance of Certificates. The Warrant Agent shall, within a reasonable time, advise the Company and the transfer agent and registrar in respect of (a) the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (b) the instructions of each Registered Holder or Participant, as the case may be, with respect to delivery of the

Warrant Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise (in accordance with Section 1(a) of the Form of Warrant Certificate), (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, a Participant, or the Warrant Agent, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.

The Company shall, by 5:00 P.M., Eastern time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds, if any, in payment of the Warrant Price (the “Warrant Shares Delivery Date”), execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Registered Holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder or the Participant, as the case may be. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., Eastern time, on the third Business Day next succeeding such Exercise Date, transmit such Warrant Shares to or upon the order of the Registered Holder or Participant, as the case may be.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Registered Holder or the Participant by crediting the account of the Registered Holder’s prime broker with the Depository or of the Participant through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

If the Warrant Agent fails to comply with the preceding paragraphs in this Section 3.4.2 by the Warrant Shares Delivery Date, then the Registered Holder will have the right to rescind its exercise.

If the Company shall fail for any reason or for no reason to execute, issue and deliver to the Warrant Agent the Warrant Shares by the Warrant Shares Delivery Date, then the Company shall, before the Warrant Shares Delivery Date, in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Buy-In Price, at which point the Company’s obligation to deliver such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

3.4.3. No Fractional Exercise. No fractional shares of Common Stock will be issued upon the exercise of the Warrant, but rather the Company will make a cash payment to the Holder in lieu thereof based on the Closing Sale Price on the Exercise Date; provided, however, that, in lieu of such cash payment, the number of shares of Common Stock to be issued may, at the Company’s option, be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by a Definitive Warrant Certificate are exercised, a new Definitive Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, a Participant, of the Warrant Agent, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

3.4.4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of the Warrant (except as set forth in Section 15 of the Form of Warrant Certificate).

3.4.5. Date of Issuance. At the Close of Business on the date of delivery of a valid Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

3.4.6. Cashless Exercise. If an effective registration statement is available for the issuance of the Warrant Shares, the Warrants may only be exercised through a Cash Exercise. Notwithstanding anything contained herein to the contrary, in the event an effective registration statement is not then available for the issuance of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined in the manner set forth in Section 1(e) of the Form of Warrant Certificate and subject to Section 1(f) to the Form of Warrant Certificate.

3.4.7. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

3.4.8. Beneficial Ownership Limitation. The Warrant Agent shall not effect the exercise of a Warrant, and the Holder shall not have the right to exercise a Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of the Maximum Percentage, as set forth in Section 1(h) of the Form of Warrant Certificate.

4. Adjustments.

4.1. Adjustment of Exercise Price and Number of Warrant Shares; Fundamental Transactions. The Exercise Price and the number of Warrant Shares issuable upon exercise shall be subject to adjustment from time to time as provided in Sections 2 and 3 of the Form of Warrant Certificate.

4.2. Notices.

4.2.1. Notices of Changes. Whenever an adjustment is proposed or effected that requires notice by the Company, as provided in Section 8 of the Form of Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements required by Section 8 of the Form of Warrant Certificate, and shall cause a copy of such notices or statements to be sent or communicated to each Holder pursuant to Section 8 of the Form of Warrant Certificate.

4.2.2. Form of Warrant Certificate. The Form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the Form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall deliver, in the name of the designated transferee a new Definitive Warrant Certificate or Book-Entry Warrant Certificate (or Definitive Warrant Certificates or Book-Entry Warrant Certificates) of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Definitive Warrant Certificate or Book-Entry Warrant Certificate for a fraction of a Warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution. The Warrant Agent is hereby authorized to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Concerning the Warrant Agent and Other Matters.

6.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

6.2. Resignation, Consolidation, or Merger of Warrant Agent.

6.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

6.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

6.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agreement without any further act.

6.3. Fees and Expenses of Warrant Agent.

6.3.1. Remuneration. The Company agrees to pay the Warrant Agent the remuneration set forth in that certain Fee Proposal delivered to the Company on November 4, 2014 for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

6.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

6.4. Liability of Warrant Agent.

6.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

6.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

6.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make calculations under Section 3 or any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

6.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

6.6. Limitation on Liability of Warrant Agent. In no event shall the Warrant Agent have any liability for any incidental, special, statutory, indirect or consequential damages, or for any loss of profits, revenue, data or cost of cover.

7. Miscellaneous Provisions.

7.1. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.2. Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

American Superconductor Corporation

64 Jackson Road

Devens, MA 01434

Attention: David Henry

Telephone: (978) 842-3000

Email: David.Henry@amsc.com

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Relationship Management, Jacqueline I. Kretzu

with a copy in each case to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: General Counsel

and

Cowen & Company, LLC

599 Lexington Avenue

New York, New York 10022

Facsimile: (646) 562-1249

Attention: Head of Equity Capital Markets

with a copy in each case to:

Cowen & Company, LLC

599 Lexington Avenue

New York, New York 10022

Facsimile: (646) 562-1124

Attention: General Counsel

7.3. Applicable law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

7.4. Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto and the Registered Holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

7.5. Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

7.6. Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or .pdf format counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

7.8. Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any Registered Holder: (i) for the purpose of curing any ambiguity or (ii) of curing, correcting or supplementing any defective provision contained herein or (iii) adding or for the purpose of changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not materially adversely affect the interest of the Registered Holders. Any modifications or amendments to are subject to the terms set forth in Section 8 of the Warrant Certificate.

7.9. Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8. Conflicts. In the event that any conflict or inconsistency between this Warrant Agreement and the Form of Warrant Certificate, the Form of Warrant Certificate shall control.

9. Definitions. Unless the context otherwise requires, any capitalized terms used but not defined herein that are defined in the Form of Warrant Certificate shall have the meanings set forth in the Form of Warrant Certificate.

[signature page follows]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:	David Henry
Title:	Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

EXHIBIT A

[Form of Warrant]

AMERICAN SUPERCONDUCTOR CORPORATION

WARRANT TO PURCHASE COMMON STOCK

CUSIP No.

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance:                     , 2014 (the “Issuance Date”)

American Superconductor Corporation, a Delaware corporation (the “Company”), hereby agrees that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof pursuant to Section 6, this “Warrant”), at any time or times until (but not after) 5:00 p.m., New York time, on the Expiration Date (as defined below),                      (                    ) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is the warrant to purchase Common Stock issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”, and such Warrants, the “Registered Warrants”), dated as of November 7, 2014 (the “Offer Date”), by and between the Company and Cowen and Company, LLC and is being issued pursuant to the Company’s Registration Statement on Form S-3 (File number 333-198851) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof and except as provided for in Section 1.1.(b), this Warrant may be exercised by the Holder, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or provided the conditions for Cashless Exercise (as defined below) set forth in Section 1.1.(e) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received a valid Exercise Notice, the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received a valid Exercise Notice and provided that the Company has received payment of the Aggregate Exercise Price as provided above, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. At the Close of Business on the date of delivery of a valid Exercise Notice and provided that the Company has received payment of the Aggregate Exercise Price as provided above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1.(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6.1.(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but rather the Company will make a cash payment to the Holder in lieu thereof based on the Closing Sale Price on the Exercise Date; provided, however, that, in lieu of such cash payment, the number of shares of Common Stock to be issued may, at the Company’s option, be rounded up to the nearest whole number. Except as set forth in Section 15, the Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. No Exercise Notice shall be considered valid unless complete and validly executed by the Holder unless deemed so by the Company. All determinations of the validity of an Exercise Notice shall be made by the Company in good faith.

(b) Exercise of Warrants with Warrant Agent. Notwithstanding Section 1.1.(a), so long as the Warrant Agent maintains the Warrant Register, Warrants shall be exercised in the manner set forth in Section 3.4 of the Warrant Agreement.

(c) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.10, subject to adjustment as provided herein.

(d) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Notice in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant in each case as provided above, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(e) Cashless Exercise. If an effective registration statement is available for the issuance of the Warrant Shares, the Warrants may only be exercised through a cash exercise (a “Cash Exercise”). Notwithstanding anything contained herein to the contrary, in the event an effective registration statement is not then available for the issuance of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised;

B=	the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice;

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise; and

D=	the Closing Sale Price on the date of the Exercise Notice.

(f) Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(g) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(h) Beneficial Ownership Limitation. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding, in each case as of the date such report, announcement or notice speaks. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of the Warrants. For the avoidance of doubt, to the extent the limitation set forth in this Section 1.1.(h) applies, the determination (i) of whether the exercise of this Warrant may be effected (vis-a-vis other options or convertible securities owned by the Holder or any of its Affiliates) and (ii) of which such options or convertible securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1.1.(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Stock Dividends and Splits. If the Company, at any time on or after the Offer Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately at the Close of Business on the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock which shall be subject to Section 2(a)) (a “Distribution”), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including the Trading Day immediately preceding the record date mentioned above (the “Average Price”), and of which the numerator shall be such Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company in good faith. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately at the Close of Business on the record date mentioned above. Notwithstanding the foregoing, if any adjustment pursuant to this Section 2(b) would cause the Exercise Price of this Warrant to be less than the par value of a share of Common Stock, in lieu of the foregoing adjustment, the Holder shall be entitled to participate in such Distribution (and any subsequent

Distributions) to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(b), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2(d) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold for consideration per share (the “New Issuance Price”) less than the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”, and the foregoing a “Dilutive Issuance”) (such number being appropriately adjusted to reflect the occurrence of any event described in Section 2(a) or Section 2(b)), then, immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Applicable Price and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price, the consideration per share and the New Issuance Price under this Section 2(d), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(d)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(d)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(d), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options referred to in Section 2(d)(i), the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities referred to in Section 2(d)(i) or 2(d)(ii), or the rate at which any Convertible Securities referred to in Section 2(d)(i) or 2(d)(ii) are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(d)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. On the expiration of any Options referred to in Section 2(d)(i) or any Convertible Securities referred to in Section 2(d)(ii), or the termination of any such right to exercise, convert or exchange such Options or Convertible Securities, the Applicable Price then in effect hereunder shall forthwith be increased to the Applicable Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(iv) Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black

Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Notice of At-The-Market Draws. Solely with respect to issuances or deemed issuances of shares of Common Stock of the Company under any “at-the-market” or similar arrangement pursuant to which the Company issues Common Stock (an “ATM Facility”), but specifically excluding any “equity line of credit” or other similar arrangement, the Company shall notify the Holder of any reductions in the Exercise Price required by Section 2(d) as a result of issuances or deemed issuances under an ATM facility as follows: (x) with respect to any reduction in the Exercise Price, in the aggregate, of at least $0.05, within one (1) Business Day of such reduction in the Exercise Price or (y) otherwise, with respect to any reduction in the Exercise Price in any calendar month, on the first Business Day of the immediately subsequent calendar month. For the avoidance of doubt, (i) no reduction in the Exercise Price required by Section 2(d) as a result of issuances or deemed issuances under an ATM facility shall occur during the course of a calendar month until the amount of such reduction in Exercise Price otherwise required by Section 2(d) as a result of such issuances or deemed issuances during such calendar month shall be at least $0.05 and (ii) except as set forth in the preceding clause (i), reductions in Exercise Price required by Section 2(d) as a result of issuances or deemed issuances under an ATM facility shall only be determined at the end of each calendar month and only with respect to the issuances or deemed issuances under such ATM facility since the later of (x) the end of the preceding calendar month or (ii) the last adjustment made pursuant to the preceding clause (i). For purposes hereof, any issuance or sale, or deemed issuance or sale, of shares of Common Stock in a calendar month under an ATM Facility shall not be aggregated with any such issuance or sale on any other calendar month.

(vi) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(e) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.

3. FUNDAMENTAL TRANSACTIONS.

(a) Fundamental Transactions. If a Fundamental Transaction occurs as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such Fundamental Transaction, a “Share Exchange Event”; any such stock, other securities or other property or assets, “Reference Property”; and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Reference Property Unit”), then from and after the effective time of such Share Exchange Event, upon exercise of this Warrant, for each share of Common Stock that the Company would otherwise be obligated to deliver with respect to such exercise, the Company will instead deliver a Reference Property Unit. If such Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property shall be deemed to be (a) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (b) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock, and (ii) a Reference Property Unit shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall not enter into or be party to such a Share Exchange Event unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.1.(a), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of Reference Property Units equivalent to the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Share Exchange Event, and with an exercise price which applies the Exercise Price hereunder to such Reference Property Units. Upon the consummation of each such Share Exchange Event, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Share Exchange Event, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3.1.(a) to permit the Share Exchange Event without the assumption of this Warrant by the Successor Entity. In addition, in the event of a Fundamental Transaction, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the thirtieth (30th) day after the later of (x) the date of such Fundamental Transaction and (y) the date of the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant outstanding on the date of the consummation of such Fundamental Transaction.

(b) Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder provided for herein. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any obligations on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such obligations are asserted by the Company or by creditors of the Company.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. Subject to Section 6(e), if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company or its designated agent and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company or such agent will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6.1.(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6.1.(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6.1.(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company or such other address as it may designate, including the address of its designated agent, for a new Warrant or Warrants (in accordance with Section 6.1.(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1.(a) or Section 6.1.(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e) Transfer of Warrant with Warrant Agent. Notwithstanding this Section 6, so long as the Warrant Agent maintains the Warrant Register, this Warrant shall be transferred in the manner, and subject to the terms and conditions set forth in Section 5 of the Warrant Agreement.

7. WARRANT AGREEMENT. This Warrant is issued under and in accordance with a Warrant Agreement dated as of November 13, 2014 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Holders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holder and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Holder upon written request to the Company at American Superconductor Corporation, 64 Jackson Road, Devens, MA 01434, Attention: David Henry.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i)	if to the Company, to:

American Superconductor Corporation

64 Jackson Road

Devens, MA 01434

Attention: David Henry

Telephone: (978) 842-3000

Email: David.Henry@amsc.com

and

(ii)	if to the Holder, at the address of the Holder appearing on the Warrant Register (as defined below).

The Company shall register this Warrant or cause this Warrant to be registered, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Warrant Register. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The foregoing notwithstanding, the Company may extend the Expiration Date and reduce the Exercise Price without the consent of the Holder.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Average Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or electronically via .pdf format (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Average Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile or electronically via .pdf format (a) the disputed determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Average Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested in writing by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. Subject to Section 15, the issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder shall be responsible for all taxes payable in connection with any such sale, transfer or assignment

16. Participation Right in Variable Rate Transactions. At any time during the period commencing on the Offer Date and ending on the first anniversary of the Offer Date (the “Participation Right Period”), neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Variable Rate Transaction during the Participation Right Period (each, a “Subsequent Placement”, unless the Company shall have first complied with this Section 16. The Company and the Holder acknowledge and agree that the right set forth in this Section 16 is a right granted by the Company, separately and exclusively, to the sole initial purchaser of Registered Warrants from the underwriter (or its agents and co-underwriters) pursuant to the Underwriting Agreement (each a “Registered Holder”) and that such right is not transferable to any subsequent Holder.

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Registered Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (ii) if the proposed Offer Notice does not constitute or contain material, non-public information, (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information and (C) a statement informing such Registered Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Registered Holder within three (3) Trading Days after the Company’s delivery to such Registered Holder of such Pre-Notice, and only upon a written request by such Registered Holder, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Registered Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Registered Holder in accordance with the terms of the Offer such Registered Holder’s pro rata portion of the Offered Securities, provided that the number of Offered Securities which such Registered Holder shall have the right to subscribe for under this Section 16 shall be (a) based on such Registered Holder’s pro rata portion of such Registered Warrants initially acquired from the Underwriter (or its agents or co-underwriters) (the “Basic Amount”), and (b) with respect to each Registered Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Registered Holders as such Registered Holder shall indicate it will purchase or acquire should the other Registered Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii) To accept an Offer, in whole or in part, such Registered Holder must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Registered Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Registered Holder’s Basic Amount that such Registered Holder elects to purchase and, if such Registered Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Registered Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Registered Holders are less than the total of all of the Basic Amounts, then such Registered Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Registered Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Registered Holder bears to the total Basic Amounts of all Registered Holders that have subscribed for Undersubscription

Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Registered Holder a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Registered Holder’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Registered Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 16(iii) above), then such Registered Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Registered Holder elected to purchase pursuant to Section 16(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Registered Holders pursuant to this Section 16 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Registered Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Registered Holders in accordance with Section 16(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Registered Holder shall acquire from the Company, and the Company shall issue to such Registered Holder, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Registered Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Registered Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Registered Holder and its counsel.

(vi) Any Offered Securities not acquired by a Registered Holder or other Persons in accordance with this Section 16 may not be issued, sold or exchanged until they are again offered to such Registered Holder under the procedures specified in this Agreement.

(vii) The Company and each Registered Holder agree that if any Registered Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Registered Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 16 and unless otherwise agreed to by such Registered Holder, the Company shall either confirm in writing to such Registered Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Registered Holder will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Registered Holder, such transaction shall be deemed to have been abandoned and such Registered Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Registered Holder with another Offer Notice and such Registered Holder will again have the right of participation set forth in this Section 16. The Company shall not be permitted to deliver more than one such Offer Notice to such Registered Holder in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 16(ii).

(ix) The restrictions contained in this Section 16 shall not apply in connection with the issuance of any Excluded Securities or any issuances (or deemed issuances) pursuant to an ATM Facility. The Company shall not circumvent the provisions of this Section 16 by providing terms or conditions to one Registered Holder that are not provided to all.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

17.1. “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

17.2. “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of shares of Common Stock (other than rights of the type described in Sections 2(b) and 3 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

17.3. “Approved Stock Plan” means any employee benefit or incentive plan which has been approved by the Board of Directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, options to purchase Common Stock, stock appreciation rights, restricted shares of Common Stock, restricted stock units and other stock-based awards may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

17.4. “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 360 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

17.5. “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. utilizing (i) an underlying price per share equal to the greater of (1) the highest closing sale price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request, (iii) a zero cost of borrow, (iv) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (v) an expected volatility equal to the greater of

100% and the 30-day volatility obtained from the HVT function on Bloomberg, L.P. (determined utilizing a 360 day annualization factor) as of the Trading Day immediately following the public disclosure of the applicable Fundamental Transaction (or, solely to the extent such Fundamental Transaction is not disclosed to the public, the date of the consummation of the such Fundamental Transaction).

17.6. “Bloomberg” means Bloomberg, L.P.

17.7. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

17.8. “Close of Business” means 5:00 p.m., New York City time.

17.9. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Company in good faith. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

17.10. “Common Stock” means (i) shares of the Company’s common stock, par value $0.01 per share and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

17.11. “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon exercise, exchange or conversion of Options and Convertible Securities actually outstanding at such time , but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable exercise of the Warrants.

17.12. “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

17.13. “Eligible Market” means any national securities exchange securities exchange that has registered with the SEC under Section 6 of the 1934 Act.

17.14. “Excluded Securities” means any (i) shares of Common Stock, Options, stock appreciation rights, restricted shares of Common Stock, restricted stock units and other stock-based awards to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above); (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof; provided that the conversion price of any such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (iii) the shares of Common Stock or Options issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions (excluding any shares of Common Stock issuable upon conversion or exercise of any Convertible Securities).

17.15. “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

17.16. “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation but except any merger solely to effect the migration of the Company to a new jurisdiction of incorporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, (3) consummate a stock or share purchase agreement or other business combination with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (4) reorganize, recapitalize or reclassify the Common Stock (except to effect the migration of the Company to a new jurisdiction of incorporation) or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

17.17. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

17.18. “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

17.19. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

17.20. “Principal Market” means the Nasdaq Global Select Market.

17.21. “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April 4, 2012, by and among the Company and the investors (the “Buyers”) referred to therein.

17.22. “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

17.23. “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

17.24. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Common Stock, Convertible Securities and/or Options either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Common Stock, Convertible Securities and/or Options, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Common Stock, Convertible Securities and/or Options or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

17.25. “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

AMERICAN SUPERCONDUCTOR CORPORATION

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                      Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                      Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder          Warrant Shares in accordance with the terms of the Warrant.

Date: ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November 13, 2014 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

AMERICAN SUPERCONDUCTOR CORPORATION

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit I

Form of Lock-Up Agreement

November         , 2014

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Re:	American Superconductor Corporation – Registration Statement on Form S-3 for Shares of Common Stock

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between American Superconductor Corporation, a Delaware corporation (the “Company”), and Cowen and Company, LLC (“Cowen”), as representative of a group of underwriters (collectively, the “Underwriters”) to be named therein, relating to the proposed public offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, except that such extension will not apply if, (i) the Common Stock is an “actively traded security” (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by any of the Underwriters, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)    any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2)    transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(3)    the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “10b5-1 Plan”), provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(4)    any transfer pursuant to a domestic relations order or negotiated divorce settlement or otherwise by operation of law;

(5)    any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement) or to pay the exercise price of any options issued under any such plan or arrangement which expires during the Lock-Up Period; and

(6)    any transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all common stock holders involving a change of control of the issuer, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained herein; and

provided, however, that in the case of any transfer described in clause (1)(a) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen, and (B) in the case of any transfer described in clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

The undersigned shall be released from all obligations under this Agreement (i) if the Underwriting Agreement does not become effective on or before November 30, 2014 (provided, however, that the Company may extend the November 30, 2014 date by up to three months with written notice to the undersigned prior thereto), (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) if Cowen, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering contemplated by the Underwriting Agreement.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)